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                                                                  EXECUTION COPY

                                                                    Exhibit 10.1

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                   RESEARCH COLLABORATION AND OPTION AGREEMENT

                                 by and between

                                 HYBRIDON, INC.

                                       and

                   NOVARTIS INTERNATIONAL PHARMACEUTICAL LTD.

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                   RESEARCH COLLABORATION AND OPTION AGREEMENT

      This Research Collaboration and Option Agreement (this "Agreement") is made this 31st day of May, 2005 (the "Effective Date") by and between Hybridon, Inc., a Delaware corporation with principal offices at 345 Vassar Street, Cambridge, Massachusetts 02139 ("Hybridon") and Novartis International Pharmaceutical Ltd., a Bermuda corporation with principal offices at Hurst Holme 12, Trott Road, Hamilton, HM11 Bermuda ("Novartis"). Hybridon and Novartis are sometimes referred to herein individually as a "Party" or collectively as the "Parties."

      Capitalized terms used but not defined in this Agreement shall have the meanings provided in the License, Development and Commercialization Agreement by and between Hybridon and Novartis of even date herewith (the "License Agreement").

                                  INTRODUCTION

      WHEREAS, Hybridon possesses expertise in discovering and developing novel therapeutics based on IMO (as defined below) compounds;

      WHEREAS, Novartis and its Affiliates (as defined below) possess expertise in discovering, developing, manufacturing, marketing and selling pharmaceuticals worldwide;

      WHEREAS, the Parties desire to enter into a collaboration with the objective of identifying IMO Candidates and generating IMO Leads (each of "IMO Candidates" and "IMO Leads" as defined below) for use in the Research Field of Use (the "Collaboration"); and

      WHEREAS, the Parties are entering into the License Agreement, pursuant to which Novartis and its Affiliates shall have an exclusive license to commercialize Products based on certain of the IMO Candidates in the Commercial Field of Use upon the terms set forth in the License Agreement if Novartis exercises its Commercialization Option hereunder (each of "Affiliates," "Commercial Field of Use," "Commercialization Option," "License Agreement," "Products," and "Research Field of Use" as defined below);

      NOW THEREFORE, in consideration of the mutual covenants set forth in this Agreement, and other good and valuable consideration, the Parties agree as follows:

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                                    ARTICLE I

                                   DEFINITIONS

      1.1. "ACCEPTANCE CRITERIA" shall mean the specifications for IMO Candidates for acceptance into the CSP Phase set forth in the Research Plan.

      1.2. "ACQUISITION INTELLECTUAL PROPERTY" shall mean (a) Patents or Know-How held or otherwise controlled by an Acquisition Affiliate immediately prior to the Acquisition Event between Hybridon and such Acquisition Affiliate (as defined in Section 1.3 below), other than Patents that do not specifically relate to drug delivery or formulation technology held or otherwise controlled by any such Acquisition Affiliate that would, but for a license granted hereunder, be infringed by the development or commercialization of IMO Candidates or IMO Leads and (b) Patents or Know-How developed or acquired and controlled by an Acquisition Affiliate after the Acquisition Event between Hybridon and such Acquisition Affiliate that specifically relate to drug delivery or formulation technology, which Patents or Know-How are not developed or acquired through the use of, or as an improvement to, any Hybridon Intellectual Property or Hybridon Background Intellectual Property Controlled (other than through an Acquisition Affiliate) by Hybridon.

      1.3. "ACQUISITION EVENT" shall mean any merger or other acquisition between Hybridon and a Third Party occurring after the Effective Date and pursuant to which such Third Party becomes an Affiliate of Hybridon, so long as following such merger or acquisition Hybridon does not control and is not merged with or into such Affiliate (an "Acquisition Affiliate").

      1.4. "ADDITIONAL INDICATION" shall have the meaning set forth in Section
4.1 of the License Agreement.

      1.5. "AFFILIATE" means any Person who directly or indirectly controls or is controlled by or is under common control with a Party. For purposes of this definition, "control" or "controlled" means ownership directly or through one or more Affiliates, of fifty percent (50%) or more of the shares of stock entitled to vote for the election of directors, in the case of a corporation, or fifty percent (50%) or more of the equity interest in the case of any other type of legal entity, status as a general partner in any partnership, or any other arrangement whereby a

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Party controls or has the right to control the Board of Directors or equivalent governing body of a corporation or other entity, or the ability to cause the direction of the management or policies of a corporation or other entity. The Parties acknowledge that in the case of certain entities organized under the laws of certain countries outside of the United States, the maximum percentage ownership permitted by law for a foreign investor may be less than fifty percent (50%), and that in such case such lower percentage shall be substituted in the preceding sentence, provided, that such foreign investor has the power to direct the management and policies of such entity. For the purposes of this Agreement, Novartis Institute for Functional Genomics, Inc. and Friedrich Miescher Institute for Biomedical Research shall be deemed to be Affiliates of Novartis.

      1.6. "CHEMICALLY MODIFY" OR "CHEMICAL MODIFICATION" shall mean the modification of an IMO that [**].

      1.7. "COLLABORATION" shall have the meaning set forth in the preamble to this Agreement.

      1.8. "COMMERCIAL FIELD OF USE" shall mean the prophylaxis, palliation, diagnosis and treatment of the Initial Indications and Additional Indications by Products via any route of administration.

      1.9. "COMMERCIALIZATION EXERCISE NOTICE" shall have the meaning set forth in Section 4.2.2 hereof.

      1.10. "COMMERCIALIZATION OPTION" shall have the meaning set forth in
Section 4.2.1 hereof.

      1.11. "CONFIDENTIAL INFORMATION" shall have the meaning set forth in
Section 5.1 hereof.

      1.12. "CONSUMER PRICE INDEX" shall mean the Consumer Price Index - Urban Wage Earners and Clerical Workers, U.S. City Average, All Items, 1982-84 = 100, published by the United States Department of Labor, Bureau of Labor Statistics (or its successor equivalent index).

      1.13. "CONTROLLED" shall mean, with respect to intellectual property, the legal authority of a Party (either directly or through an Affiliate) to grant the licenses or sublicenses of

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intellectual property rights as and to the extent provided herein, or to otherwise disclose proprietary or trade secret information as and to the extent provided herein, without breaching the terms of any agreement with a Third Party, knowingly infringing upon the intellectual property rights of a Third Party, or misappropriating the proprietary or trade secret information of a Third Party.

      1.14. "CRITICAL ISSUE" shall have the meaning set forth in Section 2.5.2 hereof.

      1.15. "CSP PHASE RESEARCH" shall have the meaning set forth in Section
2.3.2 hereof.

      1.16. "EFFECTIVE DATE" shall mean the effective date of this Agreement as set forth on the first page hereof.

      1.17. "EPIGENESIS" shall mean EpiGenesis Pharmaceuticals, Inc.

      1.18. "EPIGENESIS AGREEMENT" shall mean that certain Development and License Agreement, dated as of August 9, 2000, between Hybridon and EpiGenesis.

      1.19. "EXCLUDED ANTISENSE IP" shall mean oligonucleotides or oligonucleotide analogs or mimics thereof that (a) are targeted to a specific sequence of RNA and (b) the primary mechanism of action of which is to hybridize to such sequence of RNA and through such hybridization to modulate the production of the targeted gene product, provided, that such oligonucleotides or oligonucleotide analogs or mimics thereof [**] proprietary to Hybridon[**].

      1.20. "EXTENDED RENEWAL PERIOD" shall have the meaning set forth in
Section 2.1.3 hereof.

      1.21. "FDA" shall mean the United States Food and Drug Administration, and any successor agency serving the same function.

      1.22. "FPFV" shall mean the first visit of the first patient or first healthy human volunteer participating in a clinical trial with respect to an IMO Lead.

      1.23. "FTE" shall mean the equivalent of the work of one (1) Hybridon scientist or other Hybridon project managerial professional, full time for one year, which equates to a total of [**] weeks or [**] hours per year on or directly related to the Research Program and shall exclude (a) managerial activities (other than project and research management activities as

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described below) and (b) assistance with the manufacturing and supply activities described in Sections 2.3.2(b) and 2.3.3(b) hereof. Work on or directly related to the Research Program may include, but is not limited to, experimental laboratory work, work related to Proof of Concept studies, project and research management, activities directed toward evaluation of the commercial potential of an IMO Candidate, recording and writing up results, reviewing literature and references, holding scientific discussions, and carrying out JRC duties.

      1.24. "FTE RATE" shall mean a rate of [**] U.S. Dollars (U.S. $[**]) per FTE, to be prorated on a daily basis if necessary (per annum amount to be divided by [**] to produce the rate per whole day consisting of [**]). For the avoidance of doubt, such rate shall include all travel expenses, which shall not be invoiced separately. For each calendar year commencing with the 2007 calendar year, the FTE Rate shall be subject to cost of living increases on an annual basis, based on the increase in the Consumer Price Index as of the then most recent December 31 over the Consumer Price Index on December 31, 2004, it being understood that the FTE Rate to be used as the basis for each such increase, if any, shall be $[**], and not the most recent FTE Rate then in effect.

      1.25. "HYBRIDON BACKGROUND INTELLECTUAL PROPERTY" shall mean all Patents and Know-How Controlled by Hybridon as of the Effective Date or at any time during the Term that are necessary or useful for the Parties or their Affiliates or sublicensees to exploit the licenses contemplated or to carry out the activities contemplated hereunder and that are not otherwise Hybridon Intellectual Property or Joint Intellectual Property. Notwithstanding the foregoing, "Hybridon Background Intellectual Property" shall exclude any Acquisition Intellectual Property.

      1.26. "HYBRIDON INTELLECTUAL PROPERTY" shall mean all Hybridon Patents and Hybridon Know-How, but explicitly excluding Joint Intellectual Property and any Acquisition Intellectual Property.

      1.27. "HYBRIDON KNOW-HOW" shall mean all Know-How Controlled by Hybridon relating to the IMO Candidates and IMO Leads but explicitly excluding Joint Know-How and any Know-How included in the Acquisition Intellectual Property, as of the Effective Date or at any time during the Term.

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      1.28. "HYBRIDON PATENTS" shall mean any Patents Controlled by Hybridon that would, but for a license granted hereunder, be infringed by making, having made, using, having used, researching, having researched, developing, having developed, commercializing, having commercialized, manufacturing, having manufactured, promoting, having promoted, selling, having sold, distributing, having distributed, marketing, having marketed, importing, having imported, exporting or having exported IMO Candidates or IMO Leads, but explicitly excluding Joint Patents and any Patents included in the Acquisition Intellectual Property, as in effect on the Effective Date or at any time during the Term. The Hybridon Patents are set forth on Schedule 1.28 hereto, as amended from time to time.

      1.29. "IMO" shall mean an immunomodulatory oligonucleotide containing a motif proprietary to Hybridon and designed to agonize toll-like receptor 9 (directly or indirectly) for the primary purpose of inducing or modulating an immune response.

      1.30. "IMO CANDIDATE" shall mean an IMO supplied by Hybridon in accordance with Section 2.3.1(a) and that is designated by Novartis, in its sole discretion, as meeting the Acceptance Criteria and for inclusion in the CSP Phase Research.

      1.31. "IMO LEAD" shall have the meaning set forth in Section 2.3.2 hereof and shall include any Improvements thereto. IMO Leads shall continue to be IMO Candidates for purposes hereof.

      1.32. "IMPROVEMENTS" shall mean any enhancements to the formulation, ingredients, preparations, presentation, means of delivery, dosage, packaging, or manufacturing process of an IMO Lead, IMO Candidate or Product, but excluding as to all of the foregoing any Chemical Modification to an IMO Lead, IMO Candidate or the IMO Lead or IMO Candidate component of a Product. For the avoidance of doubt, any salt form of an IMO Lead, IMO Candidate or IMO included in a Product shall be deemed an Improvement for purposes hereof.

      1.33. "INDEMNIFIED PERSON" shall have the meaning set forth in Section 7.3 hereof.

      1.34. "INDEMNIFYING PARTY" shall have the meaning set forth in Section 7.3 hereof.

      1.35. "INITIAL INDICATIONS" shall mean all human allergic and/or respiratory diseases, but specifically excluding oncology and infectious diseases (other than cystic fibrosis, asthma

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and chronic obstructive pulmonary disease pathologies, in each case resulting from infectious diseases) and systemic autoimmune diseases.

      1.36. "INITIAL RESEARCH TERM" shall have the meaning set forth in Section
2.1.1 hereof.

      1.37. "INVOICE" shall mean an invoice in the form attached hereto as
Schedule 1.37.

      1.38. "JOINT INTELLECTUAL PROPERTY" shall mean Joint Know How and Joint Patents.

      1.39. "JOINT KNOW-HOW" shall mean all Know-How developed, produced, or identified jointly by Hybridon and Novartis or their respective Affiliates pursuant to the Research Program and/or under the Research Plan including, but not limited to, such Know-How related to joint Improvements or to the identification, generation, modification and/or characterization of IMO Candidates and IMO Leads made jointly by the Parties.

      1.40. "JOINT PATENTS" shall mean all Patents for inventions conceived jointly by Hybridon and Novartis or their respective Affiliates that arise out of the activities performed under the Research Program including, but not limited to, inventions relating to joint Improvements or to the identification, generation, modification and/or characterization of IMO Candidates and IMO Leads made jointly by the Parties. After the filing of the first Joint Patent, if any, a list of Joint Patents shall be appended hereto as Schedule 1.40, which will be updated periodically to reflect additional Joint Patents thereafter.

      1.41. "JRC" shall have the meaning set forth in Section 2.4 hereof.

      1.42. "KNOW-HOW" shall mean all data, technical information, material, experience, know-how, inventions (whether or not patented), trade secrets, processes and methods in any form discovered, developed or applied (with the consent of its owner) and Controlled by either Party or its Affiliates, excluding Patents.

      1.43. "LICENSE AGREEMENT" shall have the meaning set forth in the preamble to this Agreement.

      1.44. "LOSS" shall have the meaning set forth in Section 7.1 hereof.

      1.45. "NOVARTIS INTELLECTUAL PROPERTY" shall mean all Novartis Patents and Novartis Know-How, but explicitly excluding Joint Intellectual Property.

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      1.46. "NOVARTIS KNOW-HOW" shall mean all Know-How relating to immunomodulatory oligonucleotides Controlled by Novartis on the Effective Date or at any time during the Term, but explicitly excluding Joint Know-How, Hybridon Intellectual Property and Hybridon Background Intellectual Property.

      1.47. "NOVARTIS PATENTS" shall mean any Patents relating to immunomodulatory oligonucleotides Controlled by Novartis on the Effective Date or at any time during the Term, but explicitly excluding Joint Patents, Hybridon Intellectual Property and Hybridon Background Intellectual Property.

      1.48. "NOVARTIS RESEARCH LICENSE" shall have the meaning set forth in
Section 4.1.2 hereof.

      1.49. "OPTION TERM" shall mean the Research Term and a period of [**] thereafter, provided that in no event shall the Option Term extend beyond the date that is [**] after the Effective Date without the consent of Hybridon, which consent shall not be unreasonably withheld.

      1.50. "PATENTS" shall mean all existing patents and patent applications and all patent applications hereafter filed, including any continuation, continuation-in-part, divisional, provisional or any substitute applications, any patent issued with respect to any such patent applications, any reissue, reexamination, renewal or extension (including any supplementary protection certificate) of any such patent, and any confirmation patent or registration patent or patent of addition based on any such patent, and all foreign counterparts of any of the foregoing.

      1.51. "PERSON" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.

      1.52. "PROOF OF CONCEPT" shall mean the scientific study of the mechanism of action of an IMO Lead conducted in man, which supports Novartis' decision-making about the value of the IMO Lead as a development candidate.

      1.53. "POC PHASE RESEARCH" shall mean research related to the technical development of IMO Leads leading to human clinical trials, as well as all human clinical trials through the end of Proof of Concept clinical trials.

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      1.54. "PRODUCT" shall mean a pharmaceutical product including, conjugated to, or comprised of an IMO Lead with or without other active ingredients in finished dosage form, ready for administration to the ultimate consumer, and any Improvements thereto.

      1.55. "PROVIDING PARTY" shall have the meaning set forth in Section 5.1 hereof.

      1.56. "RECEIVING PARTY" shall have the meaning set forth in Section 5.1 hereof.

      1.57. "RENEWAL NOTICE" shall have the meaning set forth in Section 2.1.2 hereof.

      1.58. "RENEWAL PERIOD" shall have the meaning set forth in Section 2.1.2 hereof.

      1.59. "RESEARCH COSTS" shall mean all research costs (internal or external, including manufacturing costs) incurred by a Party in performing such Party's obligations under the Research Program in accordance with the Research Plan, and, in the case of Hybridon, any such costs not contemplated by the Research Plan for which Hybridon has obtained prior written approval from Novartis which are evidenced by a written invoice, contract or other document provided by a Third Party.

      1.60. "RESEARCH FIELD OF USE" shall mean the prophylaxis, palliation, diagnosis and treatment of human diseases by pharmaceutical products via any route of administration.

      1.61. "RESEARCH PLAN" shall have the meaning set forth in Section 2.2.1 hereof.

      1.62. "RESEARCH PROGRAM" shall mean all research activities undertaken under this Agreement associated with the identification, generation, modification and/or characterization of IMO Candidates and IMO Leads, including, without limitation, all CSP Phase Research activities, which shall be performed in connection with the Research Plan.

      1.63. "RESEARCH TERM" shall have the meaning set forth in Section 2.1.1 hereof.

      1.64. "SUBSTITUTE IMO LEAD" shall mean any IMO Candidate chosen by Novartis as a substitute for an abandoned IMO Lead. Substitute IMO Leads, if any, shall be considered IMO Leads for all purposes hereof, and all references to the term "IMO Lead" shall be deemed to include any and all Substitute IMO Leads. Abandoned IMO Leads shall, upon abandonment, cease to be IMO Leads but shall remain IMO Candidates.

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      1.65. "TERM" shall have the meaning set forth in Section 9.1 hereof.

      1.66. "TERRITORY" shall mean the entire world.

      1.67. "TEST SAMPLE" shall have the meaning set forth in Section 2.3.1 hereof, but shall exclude the following immunomodulatory oligonucleotides: [**].

      1.68. "THIRD PARTY" shall mean any Person that is not a Party or an Affiliate of either Party.

                                   ARTICLE II

                                RESEARCH PROGRAM

      2.1. RESEARCH TERM.

                  2.1.1. Initial Research Term. The initial term of the Research Program will commence on the Effective Date and continue for a period of two (2) years, unless earlier terminated in accordance with the provisions hereof (the "Initial Research Term"). The Initial Research Term, together with any and all extensions under Section 2.1.2, 2.1.3, or 2.1.4, shall be referred to as the "Research Term."

                  2.1.2. Extension of Research Term. Unless earlier terminated in accordance with the provisions hereof, the Research Term may be extended beyond the Initial Research Term for [**] (the "Renewal Period"), in the sole discretion of Novartis, upon the provision of written notice to Hybridon not later than [**] prior to the end of the Initial Research Term ("Renewal Notice").

                  2.1.3. Extension in Event of PoC Phase Research Clinical Trial or Volunteer Study Clinical Trial. In the event that Novartis extends the Research Term in accordance with Section 2.1.2 and an active clinical trial that is part of PoC Phase Research is ongoing at the end of the Renewal Period, the term of the Research Program will automatically extend until completion of (a) such clinical trial that is part of such PoC Phase Research, if such clinical trial is designed to establish Proof of Concept, or (b) in the case of such clinical trial that is part of PoC Phase Research but that is not designed to establish Proof of Concept, the related clinical trial that is part of PoC Phase Research and that is designed to establish Proof of Concept (the

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"Extended Renewal Period"); provided that in no event shall the Extended Renewal
Period or the Option Term extend beyond the date that is [**] after the Effective Date without the consent of Hybridon, which consent shall not be unreasonably withheld.

                  2.1.4. Continuation of Research Program Upon Option Exercise. In the event that Novartis exercises the Commercialization Option, this Agreement shall, subject to the following sentence or as otherwise specified herein, continue in accordance with its terms (including, without limitation, the provisions of Section 2.3.3(b) hereof) and shall remain in effect until the date that is [**] after the Effective Date or such longer period to which Hybridon consents (which consent shall not be unreasonably withheld), unless earlier terminated in accordance with the provisions hereof. Beginning upon the Effective Date of the License Agreement, the PoC Phase Research to be performed pursuant to Section 2.3.3(a) hereof shall be performed under, and governed by the terms of, the License Agreement.

      2.2. RESEARCH PLAN.

                  2.2.1. Research Plan. Attached as Schedule 2.2.1 hereto is an initial work plan identifying: (a) the Acceptance Criteria; (b) the responsibilities of each Party with respect to research to be conducted prior to the CSP Phase Research; and (c) the appropriate resources of each Party to be committed with respect to research to be conducted prior to the CSP Phase Research. No later than [**] after the Effective Date, Novartis, in consultation with Hybridon, will prepare an overall research plan for the CSP Phase Research to be conducted pursuant to the Research Program identifying: (i) the Acceptance Criteria; (ii) the responsibilities of each Party with respect to the CSP Phase Research to be conducted; (iii) the appropriate resources of each Party to be committed with respect to the CSP Phase Research; and (iv) the research activities, studies, developmental milestones, performance criteria, and timeframes for work to be completed by each Party with respect to the CSP Phase Research), which the Parties will submit to the JRC for final approval at the first meeting of the JRC (such research plan, as approved by the JRC and as amended from time-to-time, the "Research Plan," except that any changes to the Acceptance Criteria must be made upon the mutual written consent of the Parties, such consent not to be unreasonably withheld). The Research Plan and any amendments thereto shall be included on Schedule 2.2.1 hereto.

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                  2.2.2. Plan Review. The Research Plan will be reviewed and approved by the JRC shortly after the Effective Date. The JRC may modify the Research Plan as appropriate; provided, that no modified Research Plan shall impose substantial resource and/or financial obligations on Hybridon in addition to those obligations set forth in the initial Research Plan without Hybridon's consent. Any disagreements between the Parties with respect to modification of the Research Plan will, subject to the proviso in the immediately preceding sentence, be resolved in accordance with Section 2.5 of this Agreement.

      2.3. RESEARCH PROGRAM.

               2.3.1. Commencement.

            (a) Within [**] of the Effective Date, Hybridon, at its own cost, shall generate and supply to Novartis a sufficient number and quantity of IMOs (each a "Test Sample"), to allow evaluation of such Test Samples by the Parties in various in vitro or in vivo assays. In order to facilitate the goals and purposes of the Research Program, Hybridon shall use commercially reasonable efforts to supply Novartis with Test Samples of those IMOs which, in Hybridon's judgment, have the greatest chance (as compared to other IMOs) of meeting the Acceptance Criteria. Each such Test Sample shall be accompanied by all data generated by Hybridon with respect thereto and shall not be required to be materially in excess of the quantity necessary to complete such assays (currently estimated to be up to approximately five (5) grams of each IMO). Based on the results of its evaluation, Novartis, in its discretion, which is reasonably exercised, shall determine whether the Test Samples meet the Acceptance Criteria. From those Test Samples meeting the Acceptance Criteria, Novartis shall, in its sole discretion, identify up to [**] IMO Candidates to be included within the CSP Phase Research. Hybridon's obligation to provide IMOs pursuant to this Section 2.3.1(a) shall be satisfied once Hybridon supplies, in accordance with this
                  Section 2.3.1, Test Samples for IMOs, [**] of which Novartis has determined, in its discretion, which is reasonably exercised, meet the Acceptance Criteria; provided that, if, during the Research Term Novartis

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                  requests that Hybridon generate or supply modified or
                  additional IMOs in response to scientific results that Novartis generates during the Research Program, Hybridon shall use commercially reasonable efforts to provide up to [**] additional IMOs, including Test Samples thereof, at Hybridon's expense.

            (b) The JRC shall direct the conduct of activities under the Research Plan, and Hybridon and Novartis shall collaborate in the conduct of activities under the Research Plan with the Parties having the roles and responsibilities specified in the Research Plan, all as may be deemed appropriate by the JRC. The JRC shall review and coordinate the efforts of the Parties with respect to the Research Plan.

               2.3.2. CSP Phase Research.

            (a) During the phase of the Research Program culminating in the candidate selection point (the "CSP Phase Research"), the Parties shall evaluate up to [**] IMO Candidates in various in vitro screens and in vivo models such as those described on
                  Schedule 2.3.2 hereof and shall identify IMO Candidates to be included in the PoC Phase Research to be performed under this Agreement (each an "IMO Lead"). Novartis may designate one or more of the IMO Candidates as IMO Leads, but shall not be obligated to include any such IMO Leads in PoC Phase Research to be performed under this Agreement. Notwithstanding the foregoing, in the event Novartis abandons development of an IMO Lead, Novartis may designate a Substitute IMO Lead and advance the Substitute IMO Lead in place of the abandoned IMO Lead.

            (b) Hybridon shall cooperate with Novartis and any Third Party supplier retained by Novartis, in Novartis' sole discretion, to enable Novartis and/or such Third Party supplier to manufacture and supply IMO Candidates meeting Novartis' specifications for use in the CSP Phase Research. Hybridon shall provide to Novartis and any Third Party supplier all

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                  technical information and Hybridon Know-How necessary or
                  useful to allow Novartis and/or such Third Party supplier to manufacture the IMO Candidates. Hybridon will make available to Novartis those persons that are subject to Hybridon's control with technical information or necessary or useful expertise to assist Novartis and/or the Third Party supplier with the manufacturing process. Hybridon will not charge Novartis for any costs associated with the performance of its obligations under this Section 2.3.2(b), including, without limitation, the time spent by Hybridon personnel in providing assistance to Novartis and/or any Third Party supplier. Other than as set forth in this Section 2.3.2(b), Novartis shall be responsible for the costs of such supply and all other contractual obligations to such Third Party supplier.

            (c) Novartis management will determine, in its reasonable discretion, whether an IMO meets the Acceptance Criteria. In addition, Novartis management will determine, in its sole discretion, whether to terminate the CSP Phase Research with respect to any particular IMO Candidate, whether the CSP Phase Research has been successfully completed and which, if any, of the IMO Candidates to designate as IMO Leads.

               2.3.3. PoC Phase Research.

            (a) In the event that Novartis designates one or more IMO Lead(s), Novartis will conduct PoC Phase Research on such IMO Lead(s), including, without limitation, studies regarding [**], with at least the primary clinical endpoints for such PoC Phase Research to be determined by the JRC. Novartis will make all regulatory filings in Europe, the U.S. and/or any other jurisdictions necessary to conduct the PoC Phase Research under this Agreement. Novartis shall, for informational purposes only, periodically share information with the members of the JRC regarding the status of the PoC Phase Research performed under this Agreement and summaries of the results thereof. Novartis management will determine, in its sole discretion, whether to continue or cease the PoC Phase Research being conducted under this Agreement with respect to any IMO Lead and whether to put forward a Substitute IMO Lead in lieu thereof, in which case Novartis shall notify Hybridon of the same in writing.

            (b) Hybridon shall cooperate with Novartis and any Third Party supplier retained by Novartis, in Novartis' sole discretion, to enable Novartis and/or such Third Party supplier to manufacture and supply IMO Candidates meeting Novartis' specifications for use in the PoC Phase Research. Hybridon shall provide to Novartis and any Third Party supplier all technical information and Hybridon Know-How necessary or useful to allow Novartis and/or such Third Party supplier to manufacture the IMO Candidates. Hybridon will make available to Novartis those persons that are subject to Hybridon's control with technical information or necessary or useful expertise to assist Novartis and/or the Third Party supplier with the manufacturing process. Hybridon will not charge Novartis for any costs associated with the performance of its obligations under this Section 2.3.3(b), including, without limitation, the time spent by Hybridon personnel in providing assistance to Novartis and/or any Third Party supplier. Other than as set forth in this Section 2.3.3(b), Novartis shall be responsible for the costs of such supply and all other contractual obligations to such Third Party supplier.

               2.3.4. Research Diligence. Hybridon shall use commercially reasonable efforts to fulfill its obligations under the Research Program and Research Plan. Novartis shall use commercially reasonable efforts, similar to those used by Novartis or its Affiliates in the research and development of other products of Novartis or its Affiliates that are of similar commercial potential and at a similar stage of research or development, to fulfill its obligations under the Research Plan and the Research Program.

               2.3.5. Submission of Reports. Upon achieving, or failing to achieve, each scientific or technical milestone specified in the Research Plan, Hybridon and Novartis will complete and present to the JRC a report containing detailed summaries of the data related to such milestone. For purposes thereof, each Party shall provide (or request its Affiliates to provide) to the other Party any necessary information (including, without limitation, Confidential Information) as may be reasonably required to perform its obligations under this Agreement.

      2.4. JOINT RESEARCH COMMITTEE. Upon execution of this Agreement, Hybridon and Novartis will establish a joint research committee ("JRC"), which shall consist of an equal number of executives or scientists as may be designated by each Party from time to time. The JRC shall initially have six (6) members, with each Party having the right to appoint three (3) members. Novartis shall have the right to appoint one of its members as the JRC Committee Chair. The JRC shall hold its first meeting within [**] of the Effective Date. Thereafter, the JRC shall meet quarterly, or with such other frequency as may be established by the JRC (but in no event less often than three (3) times per year), and at such time and location as may be established by the JRC. The JRC shall have the following responsibilities:

            (a) Provide general oversight of, direct the conduct of, and review and coordinate the efforts of the Parties with respect to, the Research Plan, and monitor the progress of the activities carried out pursuant to the Research Plan;

            (b) Periodically review the overall goals and strategy of the activities to be conducted under the Research Plan;

            (c) Subject to Section 2.2.2, identify the number of FTEs required for activities to be conducted under the Research Plan and prioritize the allocation of resources dedicated to the Research Plan (including FTEs);

            (d) Subject to Section 2.2.2, approve and revise, as appropriate, the Research Plan;

            (e) Revise, as appropriate, performance milestones (other than milestones the achievement of which are the basis for payments to Hybridon under this Agreement or the License Agreement);

            (f) Review and edit proposed publications related to the Research Plan and/or the Collaboration;

            (g) Subject to Sections 2.2.1, 2.2.2 and 2.5.2, revise, as appropriate, the

                  Acceptance Criteria;

            (h) Resolve any disagreement between the Parties, and discuss and resolve any other relevant issues submitted to it, in accordance with the dispute resolution procedure set forth in
                  Section 2.5 below.

            The JRC shall have the authority to create teams for individual projects, each of which will meet (via telephone or video conference or in person) no less frequently than monthly, and which will report to the JRC on its progress on activities performed with respect to such project. In addition, the JRC shall also have the authority to create subcommittees as needed. Notwithstanding the foregoing, the Parties acknowledge that the JRC shall not have the authority to amend or modify the terms or conditions of this Agreement. The JRC shall survive until expiration or termination of this Agreement.

      2.5. DECISIONS OF THE JRC; RESOLUTION OF DISPUTES.

               2.5.1. Decisions of the JRC. Each of Hybridon and Novartis shall have one vote on the JRC. The JRC shall make decisions unanimously where possible. In the event of a deadlock, Novartis shall have the deciding vote on all matters except Critical Issues.

               2.5.2. Dispute Resolution. In the event that the JRC is deadlocked as to any material increase in financial or other resources required to be expended by Hybridon in connection with the Research Program (a "Critical Issue"), then the Parties shall attempt to have the issue resolved in accordance with the dispute resolution mechanism set forth in Section 11.3 hereof.

      2.6. EXCHANGE OF INFORMATION.

               2.6.1. Reports to JRC. Hybridon and Novartis will share information (including, without limitation, Confidential Information) regarding the Collaboration and/or activities conducted under the Research Plan with the members of the JRC no less frequently than quarterly in order to allow such members to monitor the progress of the Collaboration.

               2.6.2. Restrictions on Use of Know-How. Know-How disclosed by one Party to the other Party shall be deemed Confidential Information of the Providing Party subject to the provisions of Article V.

               2.6.3. Delivery of Know-How. During, and upon conclusion of, the Research Program, and subject to the provisions of this Section 2.6 and Article V hereof, Hybridon shall (a) disclose to Novartis all technical information known to it which constitutes Hybridon Know-How (to the extent licensed under this Agreement) and Joint Know-How and (b) transfer to Novartis all data and materials specified in the related Research Plan. Hybridon shall provide all data both in hard copy form and, if commercially and technically reasonable, in an electronic form compatible with Novartis' systems; provided that Novartis shall only reimburse Hybridon's costs of providing data in a form compatible with its systems so long as Hybridon has provided Novartis with a reasonably detailed description of such costs and obtained Novartis' prior written approval to incur such costs. Novartis shall reimburse such pre-approved costs actually incurred by Hybridon within [**] after receipt by Novartis of Hybridon's Invoice for the same.

               2.6.4. Background Intellectual Property; Non-Interference.

            (a) Neither Party shall be entitled to information from the other Party concerning Hybridon Intellectual Property or Novartis Intellectual Property, as applicable, discovered or developed by that Party outside the Research Program; except that Hybridon must disclose to the JRC in a timely manner any and all Hybridon Background Intellectual Property that it uses and/or is relevant to the Research Program, and each Party must disclose to the JRC all Joint Intellectual Property it conceives, discovers or develops under the Research Program.

            (b) Hybridon will not assert its rights in any Acquisition Intellectual Property, Hybridon Intellectual Property, Hybridon Background Intellectual Property or Joint Intellectual Property, as applicable, and will use best efforts to prevent its licensees, if any, from asserting similar rights licensed by Hybridon to such licensees to block or impede Novartis or its Affiliates or their assignees, licensees or sublicensees from exercising the rights licensed to Novartis herein or in the License Agreement.

      2.7. PRIMARY DATA ACCESS.

               2.7.1. Recordkeeping. Hybridon and Novartis shall each maintain records in sufficient detail, and will document in a manner appropriate for purposes of supporting the filing of potential patent applications, all work done and results achieved in the performance of the Research Program and the Research Plan (including, without limitation, all data necessary in the form required under any applicable governmental regulations).

               2.7.2. Technical Reports. Subject to Article V hereof: (a) Hybridon shall grant to Novartis access, at reasonable intervals and upon reasonable notice, to all data (including, without limitation, all primary data and data contained in laboratory notebooks) generated in the course of performing its obligations under the Research Program; (b) Novartis shall have the right, at reasonable intervals, to make copies of such data to use and transfer as permitted hereunder; and (c) Novartis shall have the right to use and transfer such data in accordance with the licenses granted hereunder. Notwithstanding anything to the contrary in this Agreement or the License Agreement, except in connection with the exercise by Novartis of an Additional Indication Option under the License Agreement, Novartis shall not disclose to Hybridon or to the JRC any data relating to indications, uses of IMOs or improvements to IMOs outside the Commercial Field of Use.

                                   ARTICLE III

                                    PAYMENTS

      3.1. STAFFING AND RESEARCH SUPPORT PAYMENTS.

               3.1.1. Reimbursement of Research Costs. Except for Research Costs payable by Hybridon pursuant to the first sentence of Sections 2.3.1(a), 2.3.2(b), and 2.3.3(b), Novartis shall be responsible for all Research Costs and costs incurred in connection with Section 2.6.3 and shall reimburse Hybridon for actual Research Costs incurred by Hybridon within [**] after receipt by Novartis of Hybridon's Invoice for the same.

               3.1.2. FTE Allocation. The JRC shall determine the appropriate number of FTEs to be assigned to perform activities under the Research Plan and the manner in which such FTEs shall be allocated in order to best achieve the goals set forth in the Research Plan. The

Parties agree that such number of FTEs shall not exceed [**] per year. Novartis shall fund such FTE support as the JRC determines for the period of time beginning on the date on which the JRC approves the Research Plan and ending on the date on which the activities under the Research Plan are completed (or upon the expiration or termination of this Agreement, if earlier). Novartis will remit to Hybridon an amount equal to the FTE Rate times the number of FTEs actually carrying out the activities assigned to Hybridon, prorated for the time period that the work was actually being performed under the Research Plan as set forth in Section 1.23.

               3.1.3. FTE Payments. Novartis shall make all payments for FTE support under the Research Plan to Hybridon quarterly in arrears within [**] after receipt by Novartis of Hybridon's Invoice for the same. All payments shall be made without deduction for withholding or other similar taxes, in U.S. dollars to the credit of such bank account as may be designated by Hybridon in writing to Novartis. Any payments which fall due on a date which is a legal holiday in Bermuda, Switzerland or the United States may be made on the next following day which is not a legal holiday in the Bermuda, Switzerland or the United States.

               3.1.4. Records.

            (a) Hybridon shall keep accurate records and books of accounts containing all data reasonably required for the calculation and verification of Research Costs and FTEs employed by, or equivalents supplied by, Hybridon for activities performed in accordance with the Research Plan. At Novartis' request, Hybridon shall make those records available during reasonable working hours for review by a recognized independent accounting firm acceptable to both Parties for the sole purpose of verifying the accuracy of those records in the calculation of Research Costs and FTEs. Novartis shall use commercially reasonable efforts to cause the accounting firm to retain all such information in confidence. Subject to
                  Section 3.1.4(b) hereof, such reviews shall be at Novartis' expense and shall be conducted no more frequently than once per year. Notwithstanding the foregoing, in the event Hybridon is required or elects to restate its accounts, Novartis shall be entitled to conduct an additional review pursuant to this
                  Section 3.1.4.

            (b) If the audit shows any underpayment or overcharging by any Party, that underpayment or overcharging shall be reported to the JRC and the underpaying or overcharging Party shall remit such underpayment or reimburse such overcompensation (together with interest at the rate of one percent (1%) per annum) to the underpaid or overcharged Party within thirty (30) calendar days of receiving the audit report. Further, if the audit for an annual period shows an underpayment or an overcharge by any Party for such period in excess of five percent (5%) of the amounts properly determined, the underpaying or overcharging Party, as the case may be, shall reimburse the applicable underpaid or overcharged Party, for its respective audit fees and reasonable out-of-pocket expenses in connection with said audit, which reimbursement shall be made within [**] of receiving appropriate invoices and other support for such audit-related costs.

      3.2. UPFRONT PAYMENT. A one-time, non-creditable, non-refundable upfront payment of Four Million U.S. Dollars (U.S. $4,000,000) for access by Novartis to the Hybridon Intellectual Property related to the IMOs for the Research Term and Hybridon's participation in the Research Program shall become payable upon execution hereof. An Invoice for such payment is attached hereto as Schedule 3.2 and shall be deemed delivered pursuant to Section 11.13 hereof upon the Effective Date and Novartis shall make such upfront payment within [**] days after the Effective Date.

      3.3. RESEARCH PROGRAM PAYMENTS. In addition to the payments pursuant to Sections 3.1 and 3.2 above, Novartis shall make the following payments to Hybridon in connection with the Research Program. Each payment shall be made within [**] days of Novartis' receipt of the related Hybridon Invoice.

               3.3.1. Renewal Period Payment. In the event that Novartis extends the Initial Research Term pursuant to Section 2.1.2 hereof, Novartis shall make a one-time, non-creditable, non-refundable payment of [**] U.S. Dollars (U.S. $[**]) to Hybridon. Hybridon shall submit its Invoice for the same to Novartis once Hybridon has received the Novartis Renewal Notice. No payment obligation shall accrue in respect of an extension of the Renewal Period pursuant to
Section 2.1.3 hereof.

               3.3.2. IMO Lead Payments. Within [**] of a FPFV with respect to an IMO Lead, Novartis shall notify Hybridon in writing as to the occurrence of such FPFV (a "FPFV Notice"). Hybridon shall submit its Invoice for the same to Novartis once Hybridon has received the FPFV Notice. Upon receipt of such Invoice, Novartis shall make a one-time, non-creditable (except as otherwise set forth below in this Section 3.3.2), non-refundable payment of [**] U.S. Dollars (U.S. $[**]) to Hybridon. Such FPFV Notice and payment shall be required only in connection with the first [**] IMO Leads and such payment shall not be payable in connection with a Substitute IMO Lead if such payment was previously made for the initial IMO Lead replaced by the Substitute IMO Lead. In the event any IMO Lead is replaced with a Substitute IMO Lead, the Substitute IMO Lead shall not be considered a separate IMO Lead for the purposes of this Agreement, and all milestone payments previously paid with respect to such initial IMO Lead shall be fully creditable as payment for the related Substitute IMO Lead.

                                   ARTICLE IV

                LICENSE, DEVELOPMENT AND COMMERCIALIZATION RIGHTS

      4.1. RESEARCH LICENSE.

               4.1.1. Hybridon Intellectual Property. Subject to the terms of this Agreement and during the Term, Hybridon hereby grants to Novartis and its Affiliates an exclusive (subject to Hybridon's retention of rights sufficient to perform its obligations hereunder and to the rights Hybridon has granted to EpiGenesis pursuant to the EpiGenesis Agreement), non-transferable (except in accordance with Section 11.9), and sublicensable license in the Territory under the Hybridon Intellectual Property and Hybridon's interest in the Joint Intellectual Property to research and develop IMO Candidates in the Research Field of Use.

               4.1.2. Hybridon Background Intellectual Property. Subject to the terms of this Agreement and during the Term, Hybridon hereby grants to Novartis and its Affiliates a non-exclusive, non-transferable (except in accordance with Section 11.9), and sublicensable license in the Territory under the Hybridon Background Intellectual Property to research and develop IMO Candidates in the Research Field of Use (together with the license granted in Section 4.1.1 above, the "Novartis Research License").

               4.1.3. Limitations. Notwithstanding the foregoing, nothing herein shall give Novartis or its Affiliates the right to, and Novartis shall not (and shall not permit its Affiliates to) during the term of this Agreement: (i) Chemically Modify any IMO Candidate or use the Hybridon Intellectual Property to create any immunomodulatory oligonucleotide that is the same or substantially structurally equivalent to any IMO Candidate or that is covered by any Valid Claim in the Hybridon Patents; (ii) conduct any clinical trial designed to support an indication outside the Commercial Field of Use without Hybridon's consent; or (iii) prior to Novartis' exercise of the Commercialization Option, initiate any clinical trial with respect to an IMO Candidate beyond the clinical trial(s) required to establish Proof of Concept (i.e., initiate any phase II(b) clinical trial, any phase III clinical trial or any pivotal clinical trial, as those terms are commonly understood in the pharmaceutical industry).

               4.1.4. Sublicensing. Any sublicense granted by Novartis pursuant to this Agreement must be granted pursuant to a written agreement that subjects the sublicensee to not less than the relevant restrictions, limitations and obligations in this Agreement. Novartis shall remain primarily responsible for all of its obligations under this Agreement and shall take prompt action to enforce its rights against its sublicensees should any such sublicensee breach its obligation to comply with the restrictions, limitations or obligations set forth in this Agreement. Novartis shall designate Hybridon as a third party beneficiary if Hybridon is damaged as a result of any breach by a sublicensee of any relevant restriction, limitation, or obligation pertaining to this Agreement.

      4.2. COMMERCIALIZATION OPTION.

               4.2.1. Commercialization Option. Novartis has the exclusive right (the "Commercialization Option") during the Option Term to license exclusively any and all IMO Candidates, including, without limitation, IMO Leads, for commercialization of Products in the Commercial Field of Use, under the terms and conditions set forth in the License Agreement.

               4.2.2. Exercise of Option. Novartis may exercise its Commercialization Option by delivering to Hybridon written notice of exercise (a "Commercialization Exercise Notice"). The license grants contemplated by the License Agreement shall become effective upon the Effective Date of the License Agreement (as set forth in Section 2.1 thereof). Novartis may exercise the Commercialization Option during the Option Term. If Novartis does not exercise the Commercialization Option during the Option Term, the Commercialization Option shall expire and have no further force or effect. Exercise of the Commercialization Option with respect to one IMO Lead licensed hereunder shall constitute exercise of the Commercialization Option with respect to any and all IMO Candidates and IMO Leads licensed hereunder.

      4.3. EXCLUSIVITY. During the period beginning on the Effective Date and throughout the Option Term, and during the entire term of the License Agreement if Novartis exercises the Commercialization Option: (i) Hybridon shall neither grant to any Third Party rights to any immunomodulatory oligonucleotide other than Excluded Antisense IP in the Commercial Field of Use, nor shall Hybridon develop or commercialize, directly or indirectly, any immunomodulatory oligonucleotide other than Excluded Antisense IP in the Commercial Field of Use; and (ii) Hybridon shall neither grant to any Third Party rights to any Test Sample, IMO Candidate or IMO Lead for any indication, nor shall Hybridon develop or commercialize, directly or indirectly, any such IMO Candidate or IMO Lead for any indication. Notwithstanding the foregoing, in the event that Hybridon provides Novartis with more than [**] Test Samples, the provisions of this
Section 4.3 shall cease to apply upon expiration of the Research Term with respect to those Test Samples Novartis has determined not to include in the CSP Phase Research.

                                    ARTICLE V

                                 CONFIDENTIALITY

      5.1. UNDERTAKING. Each Party shall keep confidential, and, other than as provided herein, shall not use or disclose, directly or indirectly, any trade secrets, confidential or proprietary information, or any other knowledge, information, documents or materials, owned, developed or possessed by the other Party (the "Providing Party"), whether in tangible or intangible form, the confidentiality of which such other Party takes reasonable measures to protect (collectively, "Confidential Information"). The Parties hereby agree that, for the purposes of this Agreement, discussion between the Parties regarding potential IMO Candidates and IMO Leads will be deemed to be the confidential information of Novartis.

            (a) A Party receiving Confidential Information (the "Receiving Party") shall use commercially reasonable efforts not less than those efforts such

                  Receiving Party uses to protect its own proprietary information to prevent the unauthorized use and disclosure of such information of the Providing Party, and to prevent unauthorized persons or entities from obtaining or using such information.

            (b) The Receiving Party further agrees to refrain from directly or indirectly taking any action which would constitute or facilitate the unauthorized use or disclosure of Confidential Information. The Receiving Party may disclose Confidential Information to its Affiliates, officers, employees and agents, to authorized licensees and sublicensees, and to subcontractors in connection with the identification, generation, development and manufacture of IMOs, as applicable, to the extent necessary to enable such parties to perform their obligations hereunder or under the applicable license, sublicense or subcontract, as the case may be; provided, however, that such Affiliates, officers, employees, agents, licensees, sublicensees and subcontractors have entered into confidentiality agreements for secrecy and non-use of such Confidential Information offering no less than the protection afforded hereby which by their terms shall be enforceable by injunctive relief at the instance of the Providing Party.

            (c) The Receiving Party shall be liable for any unauthorized use and disclosure of such information by its Affiliates, officers, employees and agents and any such sublicensees and subcontractors.

      5.2. EXCEPTIONS.

               5.2.1. Non-Confidential Information. Notwithstanding the foregoing, the provisions of Section 5.1 hereof shall not apply to Confidential Information that the Receiving Party can establish by clear and convincing evidence:

            (a) have entered the public domain without such Receiving Party's breach of any obligation owed to the Providing Party;

            (b) are or have become known to the Receiving Party from a source other than the Providing Party, other than by breach of an obligation of confidentiality owed to the Providing Party; or

            (c) are independently developed by the Receiving Party without reference to or reliance upon knowledge, information, documents or materials of the Providing Party and without breach of this Agreement.

               5.2.2. Other Exceptions. In addition, a Receiving Party may, notwithstanding the obligations of Section 5.1, disclose Confidential
Information:

            (a) that the Receiving Party can establish by clear and convincing evidence is permitted to be disclosed by the prior written consent of the Providing Party;

            (b) that the Receiving Party can establish by clear and convincing evidence is required to be disclosed by the Receiving Party to defend litigation or to comply with applicable laws or regulations (including without limitation disclosure obligations under applicable securities laws or the regulations of any stock exchange or NASDAQ), or in connection with filings with the FDA, the United States Patent and Trademark Office or other similar governmental agencies, provided that the Receiving Party provides prior written notice of such disclosure to the Providing Party and takes reasonable and lawful actions to avoid or minimize the degree of such disclosure; or

            (c) concerning the existence and terms of this Agreement and the status of transactions described herein, under obligations of confidentiality, to the Receiving Party's existing and potential advisors, investors that are bona fide venture capital or institutional investors that make such investments for the potential financial return and not for strategic purposes (so long as such investor does not have more than $1 billion in world-wide pharmaceutical revenue in the most recently completed calendar year) and any Person considering to acquire Hybridon or a controlling interest in Hybridon (a "Potential Acquirer"). Notwithstanding the foregoing, Hybridon shall not make any such disclosure to any Potential Acquirer
                  (i) until discussions
                  with such Potential Acquirer progress to a stage at which the Potential Acquirer is engaged in comprehensive due diligence of Hybridon's business and Hybridon has a good faith belief that the consummation of the proposed acquisition has become reasonably likely to occur and (ii) unless the Potential Acquirer has entered into a confidentiality agreement at least as strict as the provisions of this Section 5.2.2(c), designating Novartis as a third party beneficiary and prohibiting the Potential Acquirer from disclosing or using for its own purposes (other than evaluation of the proposed transaction with Hybridon) any such information. Hybridon shall notify Novartis in writing prior to any disclosure pursuant to this Section 5.2.2(c), but shall not be required to disclose the identity of any Potential Acquirer until after consummation or abandonment of the transaction, at which time Hybridon shall provide Novartis with a copy of the confidentiality agreement executed by such Potential Acquirer.

      5.3. PUBLICITY. The Parties will agree upon the timing and content of any initial press release or other public communications relating to this Agreement and the transactions contemplated herein.

            (a) Except as set forth in Section 5.3(b) or to the extent already disclosed in that initial press release or other public communication, no public announcement concerning the existence or the terms of this Agreement or the transactions described herein shall be made, either directly or indirectly, by Hybridon or Novartis, except as may be legally required by applicable laws, regulations, or judicial order, without first obtaining the approval of the other Party and agreement upon the nature, text, and timing of such announcement.

            (b) Subject to this Article V, a Party may issue press releases or make public communications or otherwise make disclosures that such Party determines to be necessary to comply with applicable law (including disclosure requirements of the U.S. Securities and Exchange Commission, NASDAQ or any stock exchange on which securities issued by such Party are traded);

                  provided that such Party shall provide the other Party with a copy of the proposed text of such press releases, public communications or disclosure in advance of the scheduled release or publication thereof to afford such other Party a reasonable opportunity to review and comment upon the proposed text.

            (c) The Party desiring to make any such public announcement shall provide the other Party with a written copy of the proposed announcement in sufficient time (no less than [**] or such shorter period as may be required to enable a Party to comply with applicable law) prior to public release to allow such other Party to comment upon such announcement, prior to public release.

      5.4. SURVIVAL. The provisions of this Article V shall survive for [**] years after the expiration or termination of this Agreement.

                                   ARTICLE VI

                                   PUBLICATION

      6.1. PUBLICATION. Hybridon and its Affiliates agree not to publish or publicly present any results, data, or scientific findings with respect to the Research Program (except in connection with filings with the FDA, the United States Patent and Trademark Office or other similar governmental entities in other countries or regions) without the prior written consent of Novartis. Publication shall be presumed to be impermissible until Novartis shall have determined, in its sole judgment, that the intellectual property rights in such information first shall have been adequately protected, whether by foreign filing of Patents or otherwise. In publications, each Party hereto shall acknowledge appropriately the contribution of the other Party.

      6.2. SURVIVAL. The provisions of this Article VI shall survive until the earlier of (i) expiration of the Option Term or (ii) the Effective Date (as defined in the License Agreement) of the License Agreement, at which time the terms of the License Agreement shall govern.

                                   ARTICLE VII

                                 INDEMNIFICATION

      7.1. INDEMNIFICATION BY HYBRIDON. Hybridon will indemnify, defend, and hold Novartis and its Affiliates, their respective employees, shareholders, officers, directors, and agents and consultants, and the successors, heirs and assigns of each of them, harmless against any loss, damages, action, suit, claim, demand, liability, expense, bodily injury, death or property damage including reasonable attorney fees (a "Loss") that may arise from Third Party claims brought, instituted or arising against such persons to the extent such Loss is based on or arises out of the breach by Hybridon of any of its covenants, representations or warranties set forth in this Agreement, but excluding any such Loss that is caused by the negligent, willful or reckless acts or omissions of Novartis.

      7.2. INDEMNIFICATION BY NOVARTIS. Novartis will indemnify, defend, and hold Hybridon, and its Affiliates, and their respective employees, shareholders, officers, directors, agents and consultants and the successors, heirs, and assigns of each of them, harmless against any Loss that may arise from Third Party claims brought, instituted or arising against such persons to the extent such Loss is based on or arises out of (a) the breach by Novartis of any of its covenants, representations or warranties set forth in this Agreement, but excluding any such Loss that is caused by the negligent or reckless acts or omissions of Hybridon or (b) the development, manufacture, use, storage or handling of an IMO Candidate or IMO Lead by Novartis or its Affiliates or their representatives, agents, licensees, sublicensees or subcontractors under this Agreement, or any actual or alleged violation of law resulting therefrom, including without limitation any death or bodily injury caused or allegedly caused by the use of the IMO Candidate or IMO Lead, but excluding any such Loss that is caused by the negligent, willful or reckless acts or omissions of Hybridon.

      7.3. CLAIMS PROCEDURES. Each Person entitled to be indemnified by the other Party (an "Indemnified Person") pursuant to Sections 7.1 or 7.2 hereof shall give notice to the other Party (an "Indemnifying Party") promptly after such Indemnified Person has actual knowledge of any threatened or asserted claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the sole control of the defense of any such claim or any litigation resulting therefrom; provided, however:

            (a) that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Person (whose approval shall not unreasonably be withheld) and the Indemnified Person may participate in such defense at such Party's expense (unless: (i) the employment of counsel by such Indemnified Person has been authorized by the Indemnifying Party; or (ii) the Indemnified Person shall have reasonably concluded that there may be a conflict of interest between the Indemnifying Party and the Indemnified Person in the defense of such action, in each of which cases the Indemnifying Party shall pay the reasonable fees and expenses of one law firm serving as counsel for all Indemnified Persons with respect to such action, which law firm shall be subject to approval, not to be unreasonably withheld, by the Indemnifying Party);

            (b) the failure of any Indemnified Person to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement to the extent that the failure to give notice did not result in harm to the Indemnifying Party or materially compromise the defense of such claim;

            (c) no Indemnifying Party, in the defense of any such claim or litigation, shall consent to entry of any judgment or enter into any settlement, except with the approval of each Indemnified Person (which approval shall not be unreasonably withheld), except a settlement which imposes only a monetary obligation on the Indemnifying Party and which includes as an unconditional term thereof the giving of a release from all liability in respect to such claim or litigation by the claimant or plaintiff to the Indemnified Person;

            (d) each Indemnified Person shall furnish such information or reasonable assistance regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom; and

            (e) no Indemnified Person shall settle or agree to a judgment with respect to such claim or litigation without the consent of the Indemnifying Party (which consent shall not be unreasonably withheld).

      7.4. COMPLIANCE. The Parties shall comply fully with all applicable laws and regulations in connection with their respective activities under this Agreement, including but not limited to applicable rules concerning good manufacturing practices according to the current EC / Pharmaceutical Inspection Convention GMP guidelines, the U.S. Code of Federal Regulations, the laws and regulations of the European Union and the corresponding applicable national laws and regulations.

      7.5. SURVIVAL. The provisions of this Article VII shall survive expiration or termination of this Agreement without limitation.

                                  ARTICLE VIII

                          INTELLECTUAL PROPERTY RIGHTS

      8.1. OWNERSHIP.

               8.1.1. Subject to any licenses explicitly granted under this Agreement, each Party shall retain its intellectual property rights in all Know-How and Patents Controlled by it on the Effective Date or developed or acquired solely by it thereafter. For avoidance of any doubts, Novartis shall retain ownership of all Novartis Intellectual Property, and Hybridon shall retain ownership of all Hybridon Intellectual Property and Hybridon Background Intellectual Property.

               8.1.2. During the Term of the Agreement, each of Hybridon and Novartis will keep the other Party fully informed with respect to any new intellectual property invented or generated by it or its Affiliates under this Agreement.

            (a) All intellectual property (including, without limitation, data, discoveries, technical information, Know-how, Patents, proprietary information, trade secrets and inventions) invented or generated under this Agreement solely by one or more persons obliged to assign their rights to Novartis or its Affiliates during the Term shall be owned by Novartis and shall be deemed

                  Novartis Patent Rights or Novartis Know-How as applicable;

            (b) All intellectual property (including, without limitation, data, discoveries, technical information, Know-how, Patents, proprietary information, trade secrets and inventions) invented or generated under this Agreement solely by one or more persons obliged to assign their rights to Hybridon or its Affiliates during the Term shall be owned by Hybridon and shall be deemed Hybridon Patents or Hybridon Know-How, as applicable;

            (c) All intellectual property (including, without limitation, data, discoveries, technical information, Know-how, Patents, proprietary information, trade secrets and inventions) invented or generated jointly under this Agreement by (i) one or more persons obliged to assign their rights to Novartis or its Affiliates and (ii) one or more persons obliged to assign their rights to Hybridon or its Affiliates during the Term shall be owned jointly by Novartis and Hybridon and shall be Joint Intellectual Property and, subject to Section 4.1.1, each Party shall have the right to use and exploit such Joint Intellectual Property without any duty to account to the other Party with respect to such use and exploitation. Each Party will take all reasonable actions requested by the other Party, including execution of appropriate patent filings and applications for registration, to perfect the requesting Party's ownership interest to the Joint Intellectual Property; and

            (d) Questions of inventorship under this Section 8.1.2 shall be resolved in accordance with United States patent laws.

      8.2. PREPARATION AND COSTS. Hybridon shall take responsibility and pay for the preparation, filing, prosecution and maintenance of all Hybridon Patents and Patents that are part of the Hybridon Background Intellectual Property, and Novartis shall take responsibility and pay for the preparation, filing, prosecution and maintenance of all Novartis Patents and Joint Patents; provided that, with respect to (a) Hybridon Patents and Patents that are part of the Hybridon Background Intellectual Property that disclose or claim inventions applicable solely to the IMO Candidates and IMO Leads and (b) Joint Patents that disclose or claim inventions with applicability beyond the IMO Candidates and IMO Leads, the Party having responsibility for the preparation, filing, prosecution and maintenance of such Hybridon Patents, Patents that are part of the Hybridon Background Intellectual Property and Joint Patents shall promptly provide the other Party with copies of all substantive communications from any patent office and with drafts of all substantive filings to be made, reasonably in advance of their filing, with any patent office with respect thereto; shall consider in good faith any comments thereon provided by the other Party; and shall not unreasonably decline to incorporate changes to such filing proposed by such other Party. Each Party shall assist the other in the preparation and prosecution of such Patents and shall execute all documents reasonably deemed necessary for the filing thereof and/or for the vesting of title thereto as provided in this Agreement. Each Party shall provide the JRC (or the other Party if the JRC no longer exists) with periodic reports listing, by name, Hybridon Patents, Patents that are part of the Hybridon Background Intellectual Property, Novartis Patents and Joint Patents arising under the Research Program filed in the United States and other jurisdictions, along with a general summary of the claims made and the jurisdictions of filing. In good time, before the deadline for foreign filing of any patent application filed in the United States, Hybridon will notify Novartis whether it intends to foreign file such patent application, and if it intends to do so, in what countries it proposes to foreign file.

      8.3. DISCONTINUATION. The Party initially responsible under Section 8.2 for the preparation, filing, prosecution and maintenance of a particular Patent for an invention arising under the Research Program shall give at least [**] advance notice to the other Party of any decision to cease preparation, filing, prosecution or maintenance of that Patent. Discontinuation may be elected on a country-by-country basis or for a Patent application or Patent series in total. In such case, the other Party may elect, at its sole discretion, to continue preparation, filing, and prosecution or maintenance of the discontinued Patent at its sole expense.

      8.4. SURVIVAL. The provisions of this Article VIII shall survive expiration or termination of this Agreement without limitation; provided that the provisions of Section 8.3 as they relate to Patents that are solely owned by either Party shall not survive expiration or termination of this Agreement.

                                   ARTICLE IX

                              TERM AND TERMINATION

      9.1. TERM. The term of this Agreement (the "Term") shall begin on the Effective Date and expire upon expiration of the Option Term unless earlier terminated by either Party hereto in accordance with this Agreement.

      9.2. TERMINATION.

               9.2.1. Upon ninety (90) days' written notice to Hybridon, Novartis may, at its sole discretion, unilaterally terminate the Research Program and this Agreement without cause.

               9.2.2. In the event that Hybridon shall breach any of its material obligations under this Agreement or Novartis shall breach its obligations under Section 3.2 hereof, and such breach shall not have been remedied or steps initiated to remedy the same to the non-breaching Party's reasonable satisfaction, within thirty (30) days after such non-breaching Party sends written notice of such breach to the breaching Party, the non-breaching Party may, at its sole discretion, unilaterally terminate the Research Program and this Agreement without prejudice to its rights to seek damages in connection with such breach.

               9.2.3. If at any time during the term of this Agreement, an Event of Bankruptcy (as defined below) relating to a Party (the "Bankrupt Party") occurs, the other Party shall have, in addition to all other legal and equitable rights and remedies available hereunder, the option to terminate this Agreement upon thirty (30) calendar days' written notice to the Bankrupt Party. As used above, the term "Event of Bankruptcy" shall mean, with respect to a Party, (a) the dissolution, termination of existence or liquidation of the Party; (b) the institution of a bankruptcy action against the Party by a Third Party or the appointment of a custodian or receiver with respect to all or substantially all of the business or assets of the Party, which action, custodian or receiver is not terminated or dismissed within ninety (90) calendar days following institution or appointment; (c) the institution by the Party of any petition for relief or similar proceeding or the making by the Party with respect to all or substantially all of the business or assets of the Party of a composition or any assignment or trust mortgage for the benefit of creditors under any bankruptcy, reorganization, receivership or other similar law affecting the rights of creditors generally; or (d) the insolvency of the Party.

      9.3. EFFECT OF TERMINATION.

               9.3.1. In the event of any termination under Section 9.2.1 hereof, Novartis' obligation to perform any further work under the Research Program shall cease as of the date of the termination notice, and Novartis shall reimburse Hybridon for all Research Costs actually incurred by Hybridon prior to the date of termination, regardless of whether such Research Costs become payable subsequent to such date and shall pay Hybridon all amounts payable in accordance with Section 3.1.3 for all periods prior to the date of termination, provided that: (i) following the date of the termination notice, Hybridon shall not initiate any additional internal activities or contract with any Third Party for the provision of services or goods that will result in Hybridon incurring Research Costs and shall use commercially reasonable efforts to minimize all Research Costs previously incurred (including, without limitation, returning materials to vendors where possible, winding down ongoing projects, reassigning personnel to projects outside the Research Program, not initiating new activities and refraining from hiring additional personnel to perform work on the Research Program) and (ii) Hybridon shall provide Novartis with appropriate documentation of such costs.

               9.3.2. Upon any termination of this Agreement by Novartis pursuant to Section 9.2.1 or Hybridon pursuant to Sections 9.2.2 or 9.2.3: (i) except with respect to any provision hereof that by its terms survives termination and any payment obligation of Novartis that has accrued prior to the date of termination, all rights and obligations of the Parties under this Agreement shall terminate, (ii) all rights granted by Hybridon to Novartis pursuant to the Novartis Research License shall revert to Hybridon, (iii) each Party shall return to the other all Confidential Information of such other Party, provided, however, that the Parties may each retain a copy of such other Party's Confidential Information in segregated files solely for archival purposes, and (iv) if the Commercialization Option has not already been exercised, the Option Term shall terminate and the Commercialization Option shall have no further force or effect.

               9.3.3. Upon any termination of this Agreement by Novartis pursuant to Section 9.2.2 or Section 9.2.3, all rights granted to Novartis hereunder shall survive (including, without limitation, all rights granted by Hybridon to Novartis pursuant to the Novartis Research License) and the License Agreement shall become effective immediately, subject to payment by Novartis of the option exercise fee as set forth in Section 5.1 of the License Agreement. In the event that Novartis fails to make such payment, the License Agreement shall terminate and shall be of no further force or effect, effective as of the day immediately following the day on which such payment is ultimately due. Upon such termination, Novartis' payment obligations pursuant to Sections 3.1 (with respect to Research Costs and FTE costs incurred after the date of termination hereof) and 3.3.1 hereof shall terminate, Novartis' payment obligations (whether arising before or after such termination of this Agreement) under Section 3.3.2 shall survive for so long as the License Agreement remains in effect, and all rights granted to Hybridon hereunder shall terminate. Notwithstanding the foregoing, each Party's rights and obligations pursuant to Article V with respect to confidentiality, Article VII with respect to indemnification, and Article VIII with respect to intellectual property rights shall survive any such termination in accordance with their terms.

                                    ARTICLE X

                         REPRESENTATIONS AND WARRANTIES

      10.1. REPRESENTATIONS AND WARRANTIES OF HYBRIDON. Hybridon represents and warrants to Novartis as follows:

               10.1.1. Authorization. This Agreement has been duly executed and delivered by Hybridon and constitutes the valid and binding obligation of Hybridon, enforceable against Hybridon in accordance with its terms except as enforceability may be limited by fraudulent conveyance, insolvency, bankruptcy, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equitable principles. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of Hybridon, its officers and directors. No provision of this Agreement violates any other agreement that Hybridon may have with any other person or company, and Hybridon acknowledges that Novartis has relied on that representation in entering into this Agreement.

               10.1.2. Hybridon Controlled Rights. As of the Effective Date, Hybridon owns or possesses adequate licenses or other rights to use all Hybridon Intellectual Property and Hybridon Background Intellectual Property and to grant the licenses and perform the obligations contemplated herein. The granting of the Commercialization Option to Novartis hereunder does not violate any right known to Hybridon of any Third Party.

               10.1.3. Third Party Patents. Except as disclosed in writing between the Parties to this Agreement or their respective agents, as of the Effective Date, to the best of Hybridon's knowledge, after reasonable inquiry, there are no issued patents or pending patent applications that, if issued, would be infringed by the exercise by Novartis of the rights granted herein or the development, manufacture, use or sale of the IMO Leads pursuant to this Agreement.

      10.2. REPRESENTATIONS AND WARRANTIES OF NOVARTIS. Novartis represents and warrants to Hybridon that this Agreement has been duly executed and delivered by Novartis and constitutes the valid and binding obligation of Novartis, enforceable against Novartis in accordance with its terms except as enforceability may be limited by fraudulent conveyance, insolvency, bankruptcy, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equitable principles. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of Novartis, its officers and directors. No provision of this Agreement violates any other agreement that Novartis may have with any other person or company, and Novartis acknowledges that Hybridon has relied on that representation in entering into this Agreement.

      10.3. LIMITATIONS.

               10.3.1. NO OTHER WARRANTIES. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, ALL IMPLIED WARRANTIES, INCLUDING IMPLIED WARRANTIES OF NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE EXCLUDED.

               10.3.2. CONSEQUENTIAL AND PUNITIVE DAMAGES. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY WILL BE LIABLE FOR CONSEQUENTIAL, INCIDENTAL, MULTIPLE, SPECIAL OR PUNITIVE

DAMAGES OF ANY NATURE ARISING FROM SUCH PARTY'S ACTIVITIES UNDER THIS AGREEMENT; PROVIDED, HOWEVER, THAT THIS LIMITATION SHALL NOT LIMIT THE INDEMNIFICATION OBLIGATIONS OF THE PARTIES WITH RESPECT TO THIRD PARTY CLAIMS OR THE OBLIGATIONS OF EITHER PARTY WITH RESPECT TO A BREACH OF ARTICLE IV OR ARTICLE V.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

      11.1. GOVERNING LAW AND JURISDICTION. This Agreement shall be governed and construed in accordance with the internal laws of the State of New York, United States, and the Parties hereby submit to the exclusive jurisdiction of the courts of New York.

      11.2. ADVERSE EVENTS. During the term of this Agreement, the Parties shall keep each other promptly and fully informed and will promptly notify appropriate authorities in accordance with applicable law, after receipt of information with respect to any serious adverse event (as defined by the ICH Harmonized Tripartite Guideline on Clinical Safety Data Management), directly or indirectly attributable to the use or application of any IMO, and other material safety information relating to any IMO. Each Party shall be entitled to disclose and use all such information to regulatory authorities as required under applicable law or regulation, to licensees, sublicensees and collaborators, under obligations of confidentiality, for purposes relating to the research, development and/or commercialization of products incorporating IMOs.

      11.3. DISPUTE RESOLUTION PROCESS FOR CRITICAL ISSUES. In the event of any Critical Issue which the JRC is unable to resolve, the Parties shall refer the matter to the President of Hybridon and the Head of the Novartis Respiratory Disease Area of Novartis Institutes for BioMedical Research, who shall attempt in good faith and using their best efforts to resolve the Critical Issue within sixty (60) days of the date of initial referral of the matter from the JRC; provided that, if such officers are unable to resolve such Critical Issue, the provisions of Section 2.2.2 shall continue to apply.

      11.4. WAIVER. No provision of this Agreement may be waived except in writing by both Parties hereto. No failure or delay by either Party hereto in exercising any right or remedy hereunder or under applicable law will operate as a waiver thereof, or a waiver of any right or remedy on any subsequent occasion.

      11.5. FORCE MAJEURE. Neither Party will be in breach hereof by reason of its delay in the performance of or failure to perform any of its obligations hereunder, if that delay or failure is caused by strikes, acts of God or the public enemy, riots, incendiaries, interference by civil or military authorities, compliance with governmental priorities for materials, or any cause beyond its control without its fault or negligence.

      11.6. SEVERABILITY. Should one or more provisions of this Agreement be or become invalid, then the Parties hereto shall attempt in good faith to agree upon valid provisions in substitution for the invalid provisions, which in their economic effect and other substance come so close to the invalid provisions that it can be reasonably assumed that the Parties would have accepted this Agreement with those new provisions. If the Parties are unable to agree on such valid provisions, the invalidity of such one or more provisions of this Agreement shall nevertheless not affect the validity of the Agreement as a whole, unless the invalid provisions are of such essential importance for this Agreement that it may be reasonably presumed that the Parties would not have entered into this Agreement without the invalid provisions.

      11.7. GOVERNMENT ACTS. In the event that any act, regulation, directive, or law of a country or its government, including its departments, agencies or courts, should make impossible or prohibit, restrain, modify or limit any material act or obligation of Novartis or Hybridon under this Agreement, the Party, if any, not so affected, shall have the right, at its option, to suspend or terminate this Agreement as to such country, if good faith negotiations between the Parties to make such modifications therein as may be necessary to fairly address the impact thereof, are not successful after a reasonable period of time in producing mutually acceptable modifications to this Agreement.

      11.8. GOVERNMENT APPROVALS. Each Party will use commercially reasonable efforts to obtain any government approval required to enable this Agreement to become effective, or to enable any payment hereunder to be made, or any other obligation hereunder to be observed or performed. Each Party will keep the other informed of progress in obtaining any such government approval, and will cooperate with the other Party in any such efforts.

      11.9. ASSIGNMENT. This Agreement may not be assigned or otherwise transferred by either Party without the prior written consent of the other Party; provided, however, that Novartis may assign this Agreement without the consent of Hybridon: (i) to any of its Affiliates, if Novartis guarantees to full performance of such Affiliate's obligations hereunder; or (ii) in connection with the transfer or sale of all or substantially all of its assets or business to which this Agreement pertains, or a controlling interest in its equity, or in the event of its merger or consolidation with another company. Any purported assignment in contravention of this Section 11.9 shall, at the option of the non-assigning Party, be null and void and of no effect. No assignment shall release either Party from responsibility for the performance of any accrued obligation of such Party hereunder. This Agreement shall be binding upon and enforceable against the successor to or any permitted assignees of either of the Parties.

      11.10. AFFILIATES. Each Party may perform its obligations hereunder personally or through one or more Affiliates, although each Party shall nonetheless be solely responsible for the performance of its Affiliates. Neither Party shall permit any of its Affiliates to commit any act (including any act or omission) which such Party is prohibited hereunder from committing directly.

      11.11. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be original and all of which shall constitute one and the same Agreement.

      11.12. NO AGENCY. Nothing herein contained shall be deemed to create an agency, joint venture, amalgamation, partnership or similar relationship between Novartis and Hybridon and/or their respective Affiliates. Notwithstanding any of the other provisions of this Agreement, neither Party to this Agreement shall at any time enter into, incur, or hold itself out to Third Parties as having authority to enter into or incur, on behalf of the other Party, any commitment, expense, or liability whatsoever, and all contracts, expenses and liabilities in connection with or relating to the obligations of each Party under this Agreement shall be made, paid, and undertaken exclusively by such Party on its own behalf and not as an agent or representative of the other.

      11.13. NOTICE. All communications between the Parties with respect to any of the provisions of this Agreement will be sent to the addresses set out below, or to such other addresses as may be designated by one Party to the other by notice pursuant hereto, by (i) personal delivery (which shall be deemed received when delivered), (ii) reputable international express courier (which shall be deemed received when delivered), (iii) prepaid, certified mail (which shall be deemed received by the other party on the seventh (7th) business day following deposit in the mails), or (iv) facsimile transmission, or other electronic means of communication (which shall be deemed received when transmitted), with confirmation in the case of clause (iv) prepaid certified mail, given by the close of business on or before the next following business day:

                  if to Novartis, at:

                        Novartis International Pharmaceutical Ltd.
                        Hurst Holme
                        12 Trott Road
                        Hamilton, HM 11
                        Bermuda
                        Attention: Emil Bock
                        Fax: [**]
                  with a copy to:

                        Novartis Institutes for BioMedical Research, Inc. 400 Technology Square
                        Cambridge, Massachusetts 02139
                        USA
                        Attention: Robert L. Thompson, Vice President and
                          General Counsel
                        Fax: [**]

                  and:

                        Novartis Horsham Research Centre
                        Wimblehurst Road
                        Horsham, West Sussex
                        RH12 5AB
                        United Kingdom
                        Attention: Head of  Novartis Respiratory Disease Area
                        Fax: [**]

      if to Hybridon, at:

                        Hybridon, Inc.
                        345 Vassar Street

                        Cambridge, Massachusetts 02139
                        USA
                        Attention: President
                        Fax: +(617) 679-5542

                  with a copy to:

                        Wilmer Cutler Pickering Hale and Dorr LLP
                        60 State Street
                        Boston, Massachusetts 02109
                        USA
                        Attention: David E. Redlick, Esq.
                        Fax: +(617) 526-5000

      11.14. HEADINGS. The paragraph headings are for convenience only and will not be deemed to affect in any way the language of the provisions to which they refer.

      11.15. AUTHORITY. The undersigned represent that they are authorized to sign this Agreement on behalf of their respective Parties.

      11.16. ENTIRE AGREEMENT. This Agreement and the License Agreement contain the entire understanding of the Parties relating to the matters referred to herein and therein, supersede all prior agreements between the Parties with respect to such matters (including without limitation the Confidential Term Sheet dated January 26, 2005, the Material Transfer Agreement dated July 1, 2003 between Hybridon and Novartis Pharmaceuticals UK Limited, as amended prior to the Effective Date, and the Mutual Confidentiality Agreements dated January 23, 2003 and June 8, 2004 between Hybridon and Novartis Pharmaceuticals UK Limited, each as amended prior to the Effective Date, but excluding provisions of such Material Transfer Agreement and Mutual Confidentiality Agreements relating to restrictions on the use and disclosure of materials and information prior to the Effective Date (it being understood that any material and information transferred or disclosed between the Parties prior to the Effective Date relating to the matters referred to in this Agreement and the License Agreement will, after the Effective Date, be deemed to have been transferred or disclosed under, and will be subject to the restrictions on use and disclosure set forth in, this Agreement and the License Agreement)), and may only be amended by a written document, duly executed on behalf of the respective Parties.

                            [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

                                      HYBRIDON, INC.

                                      By: /s/ Sudhir Agrawal
                                          --------------------------------------
                                      Name: Sudhir Agrawal
                                      Title: CEO/President

                                      NOVARTIS INTERNATIONAL PHARMACEUTICAL LTD.

                                      By: /s/ Emil Bock
                                          --------------------------------------
                                      Name: Emil Bock
                                      Title: Member of the Board of Directors

                                      By: /s/ Michael Jones
                                          --------------------------------------
                                      Name: Michael Jones
                                      Title: Member of the Board of Directors

                                  SCHEDULE 1.28
                                HYBRIDON PATENTS

                                HYBRIDON PATENTS

                                                  STATUS
HYBN #   OTHER CASE #   APPLICATION NO.   TITLE   OF CASE   PATENT #   COUNTRY   FILING DATE   PUBLICATION #
------   ------------   ---------------   -----   -------   --------   -------   -----------   -------------
[**]         [**]            [**]          [**]    [**]                  [**]       [**]           [**]

[**]         [**]            [**]          [**]    [**]                  [**]       [**]           [**]

[**]         [**]            [**]          [**]    [**]                  [**]       [**]           [**]

[**]         [**]            [**]          [**]    [**]                  [**]       [**]           [**]

[**]         [**]            [**]          [**]    [**]                  [**]       [**]           [**]

[**]         [**]            [**]          [**]    [**]        [**]      [**]       [**]           [**]

[**]         [**]            [**]          [**]    [**]                  [**]       [**]           [**]

[**]         [**]            [**]          [**]    [**]                  [**]       [**]

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

                                HYBRIDON PATENTS

                                                  STATUS
HYBN #   OTHER CASE #   APPLICATION NO.   TITLE   OF CASE   PATENT #   COUNTRY   FILING DATE   PUBLICATION #
------   ------------   ---------------   -----   -------   --------   -------   -----------   -------------
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

                                HYBRIDON PATENTS

                                                  STATUS
HYBN #   OTHER CASE #   APPLICATION NO.   TITLE   OF CASE   PATENT #   COUNTRY   FILING DATE   PUBLICATION #
------   ------------   ---------------   -----   -------   --------   -------   -----------   -------------
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

                                HYBRIDON PATENTS

                                                  STATUS
HYBN #   OTHER CASE #   APPLICATION NO.   TITLE   OF CASE   PATENT #   COUNTRY   FILING DATE   PUBLICATION #
------   ------------   ---------------   -----   -------   --------   -------   -----------   -------------
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

                                HYBRIDON PATENTS

                                                  STATUS
HYBN #   OTHER CASE #   APPLICATION NO.   TITLE   OF CASE   PATENT #   COUNTRY   FILING DATE   PUBLICATION #
------   ------------   ---------------   -----   -------   --------   -------   -----------   -------------
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

[**]

HYBRIDON'S LOGO                                                          INVOICE

                                                               INVOICE DATE:
Street                                                         [MONTH][DAY] 200X
Town, Country
Phone and Fax Nr.                                              INVOICE NO.:XXXX

BILL TO:                                       FOR:
Novartis International Pharmaceutical Ltd.     Milestone for   200x
"Hurst Holme", 12 Trott Road                    event Y
Att. Mr. Emil Bock
P.O. Box HM 2899
Hamilton, HM LX
Bermuda

                        DESCRIPTION                               AMOUNT (USD)
--------------------------------------------------------------   ---------------
Milestone payment for event Y, according to paragraph XY
of agreement ZZZZ dated ......                                    US$ 000'000.00

Novartis Contract Code

Please specify the event for which the invoice is due, and add any copies of invoices from third parties in case reimbursement for third party work is agreed to

PLEASE REMIT BY WIRE TRANSFER WITHIN 60 DAYS TO:

        Receiving Bank - .......
        Swift Code - .......
        ABA Number - .......
        Credit Account - .......
        Beneficiary - .......
                                                                  --------------
                                                         TOTAL        000'000,00
                                                                  ==============

If you have any questions concerning this invoice, contact ...
or e-mail to .....

VAT -Reg. No. Xxxxxxxxxx (if partner has one)

                BEST REGARDS,

                                  SCHEDULE 1.40
                                  JOINT PATENTS





          [To be appended upon exercise of the commercialization option.]

                                 SCHEDULE 2.2.1
                              INITIAL RESEARCH PLAN

             Acceptance Criteria for Hybridon IMO(TM)(TLR9 agonists) Criteria to be met to qualify candidate for CSP initiation

            AREA                PARAMETER   ACCEPTANCE CRITERIA (FOR CSP)   RESPONSIBILITY FOR DATA
-----------------------------   ---------   -----------------------------   -----------------------
IN VITRO PHARMACOLOGY             [**]                 [**]                          [**]
                                  [**]                 [**]                          [**]
                                  [**]                 [**]                          [**]
IN VIVO PHARMACOLOGY              [**]                 [**]                          [**]
IN VITRO AND IN VIVO SAFETY       [**]                 [**]                          [**]
                                  [**]                 [**]                          [**]
                                  [**]                 [**]                          [**]
STRUCTURE AND PHYSICOCHEMICAL     [**]                 [**]                          [**]
PROPERTIES
                                  [**]                 [**]                          [**]
                                  [**]                 [**]                          [**]
                                  [**]                 [**]                          [**]

                                 SCHEDULE 2.3.2
                 EXAMPLES OF POSSIBLE CSP PHASE RESEARCH STUDIES

[**]

HYBRIDON                            SCHEDULE 3.2
                             UPFRONT PAYMENT INVOICE             INVOICE

345 Vassar Street                                                INVOICE DATE:
Cambridge, Massachusetts 02139                                   JUNE 1, 2005
Tel. (617) 679-5517
Fax: (617) 679-5542
                                                                 INVOICE NO.: 1

BILL TO:                                     FOR:
                                             Research Collaboration Upfront
Novartis International Pharmaceutical Ltd.    payment
"Hurst Holme", 12 Trott Road
Att.: Mr. Emil Bock
P.O. Box HM 2899
Hamilton, HM LX
Bermuda

                            DESCRIPTION                            AMOUNT (USD)
----------------------------------------------------------------   -------------
Upfront payment pursuant to Section 3.2 of the Research            $4,000,000.00
Collaboration and Option Agreement dated May 31, 2005.

        PLEASE REMIT BY WIRE TRANSFER WITHIN 60 DAYS TO:
                Citibank
                ABA 021000089
                Bear Stearns
                A/C: 09253186
                For further credit to: Hybridon
                For further credit to account # 220-03084
                                                                   -------------
                                                           TOTAL   $4,000,000.00
                                                                   =============

If you have any questions concerning this invoice, contact Bob Anderson at 617 -679-5517 or by e -mail at randersen@hybridon.com.

                        BEST REGARDS,
                        /s/ SUDHIR AGRAWAL
                        SUDHIR AGRAWAL

cc: Novartis Institutes for BioMedical Research (Attn.: Reto Wittwer)